UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2014 (October 15, 2014)
 Koss Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-3295	39-1168275
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4129 North Port Washington Avenue, Milwaukee, Wisconsin 53212
(Address of principal executive offices)  (Zip code)

(414) 964-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders.

On October 15, 2014, Koss Corporation (the “Company”) held its Annual Meeting of Stockholders at the Radisson North Shore, 7065 North Port Washington Road, Milwaukee, Wisconsin 53217.

At the Annual Meeting, the Company’s stockholders elected John C. Koss, Thomas L. Doerr, Michael J. Koss, Lawrence S. Mattson, Theodore H. Nixon, and John J. Stollenwerk to serve as directors for one-year terms.  The Company’s stockholders approved, on a non-binding advisory basis, the compensation paid to the Company’s Named Executive Officers as disclosed in the Proxy Statement. In addition, the Company’s stockholders ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015.

The following tables show the voting results of the Annual Meeting of Stockholders:

1.             Election of directors.

Director	Votes For	Votes Withheld	Broker Non-Vote
John C. Koss	5,634,123	124,762	768,793
Thomas L. Doerr	5,647,260	111,625	768,793
Michael J. Koss	5,647,051	111,834	768,793
Lawrence S. Mattson	5,632,651	126,234	768,793
Theodore H. Nixon	5,653,964	104,921	768,793
John J. Stollenwerk	5,652,360	106,525	768,793

2.             Proposal to approve on a non-binding advisory basis, the compensation paid to the Company’s Named Executive Officers as disclosed in the Proxy Statement.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
5,597,699	134,459	26,727	768,793

3.    Proposal to ratify the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2015.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
6,449,254	67,010	11,414	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:	October 15, 2014	KOSS CORPORATION

		By:	/s/ Michael J. Koss
Michael J. Koss
Chief Executive Officer and President